SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Aon plc

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SUPPLEMENT TO PROXY STATEMENT

For

THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On Friday, June 21, 2019

This supplement, dated May 21, 2019 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Aon plc (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2019 and made available to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual General Meeting of Shareholders (the “Annual Meeting”), scheduled to be held on Friday, June 21, 2019, at 8:00 a.m. British Summer Time. This Supplement is being filed with the SEC and made available to shareholders on or about May 21, 2019. Holders of the Company’s Class A Ordinary Shares at the close of business on April 26, 2019 are entitled to vote at the Annual Meeting.

The Proxy Statement included an Equity Compensation Plan Information table (the “Plan Information”) on page 85 that summarized the number of Class A Ordinary Shares that may be issued under the Company’s equity compensation plans as of December 31, 2018. The table set forth below updates the Plan Information to present the number of Class A Ordinary Shares that may be issued under the Company’s equity compensation plans as of March 31, 2019. As of March 31, 2019, the Company had 3,800,678 shares available for issuance under the Amended and Restated Aon plc 2011 Incentive Plan.

Equity Compensation Plan Information

The following table summarizes the number of Class A Ordinary Shares that may be issued under our equity compensation plans as of March 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,150,590	(1)(2)	43.20	(3)	7,112,168	(4)
Equity compensation plans not approved by security holders(5)	418,085		—	(6)	—	(7)

Total	7,568,675		43.20		7,112,168

(1)	This amount includes the following:

–	180,000 shares that may be issued in connection with outstanding share options under the 2001 Aon Stock Incentive Plan

–	3,993,852 shares that may be issued in connection with share awards;

–	12,657 shares that may be used in connection with share awards under the 2001 Aon Stock Incentive Plan;

–	118,301 shares that may be issued in connection with deferred share awards under the 2001 Aon Stock Incentive Plan;

–	144,000 shares that may be issued in connection with the US employee share purchase plan;

–	256,843 shares that may be issued in connection with the UK ShareSave share plan;

–	70,036 shares that may be issued to satisfy obligations under the Aon Deferred Compensation Plan in connection with the 2001 Aon Stock Incentive Plan; and

–

2,374,901 shares that may be issued in connection with the settlement of performance share units. For awards where the performance period has been completed, the actual number of shares to be issued is shown. For awards tracking significantly below threshold, the threshold number of shares which may be issued is shown. For all other performance share awards, the maximum number of shares which may be issued is shown.

(2)

On November 1, 2002, the Aon Deferred Compensation Plan was amended to discontinue the distribution of shares with respect to deferrals after November 1, 2002 from that plan. As of March 31, 2019, based on a share price of $170.70, the maximum number of shares that could be issued under the Aon Deferred Compensation Plan was 70,036.

(3)	Indicates weighted average exercise price of 180,000 outstanding options under the 2001 Aon Stock Incentive Plan.

(4)

The total number of Class A Ordinary Shares authorized for issuance in connection with awards under the Amended and Restated Aon plc 2011 Incentive Plan, as amended, is 34,000,000. As of March 31, 2019, 3,800,678 shares remained available for future issuance under this plan. The amount shown in column (c) also includes 3,311,490 shares available for future issuance under the Aon plc Global Share Purchase Plan. Permissible awards under the Shareholder-Approved Plan include share options, share appreciation rights, restricted shares, restricted share units and other share-based awards, including awards where the vesting, granting or settlement of which is contingent upon the achievement of specified performance goals, called “performance awards.”

(5)	Below are the material features of our equity compensation plans that have not been approved by shareholders:

Aon Supplemental Savings Plan

The Supplemental Savings Plan was adopted by the Board of Directors of Aon Corporation in 1998. It is a nonqualified supplemental retirement plan that provides benefits to participants in the Aon Savings Plan whose employer matching contributions are limited because of IRS-imposed restrictions. Prior to January 1, 2004, participants covered under the Supplemental Plan were credited with an additional matching allocation they would have received under the former Aon Savings Plan provisions—100% of the first 1% to 3% of compensation (“Tier I”) and 75% of the next 4% to 6% of compensation (“Tier 2”)—had compensation up to $500,000 been considered. Between January 1, 2004 and December 31, 2005, only participants defined as employees of Aon Consulting’s Human Resource Outsourcing Group maintained the matching provision in the Supplemental Plan. Participants may elect to have Tier I allocations credited to their accounts as if invested in a money market account or as if invested in Class A Ordinary Shares. Tier I allocations directed to a Class A Ordinary Shares account may not be moved to the money market account, regardless of the participant’s age. As of January 1, 2006, no participants are eligible for Tier I or Tier II matching allocations. Before the beginning of each plan year, an election may be made by any participant to transfer some or all of a participant’s money market account to the Class A Ordinary Shares account. All amounts credited to the Class A Ordinary Shares account are credited with dividends and other investment returns as under the Aon Savings Plan fund. Between January 1, 2004 and December 31, 2008, the Supplemental Plan provision in effect provided employees hired January 1, 2004 and later, benefits on plan compensation above the IRS limits (and up to $500,000) as under the Aon Retirement Account (the “ARA”) provision of the Aon

Savings Plan. Benefits were in the form of a discretionary non-contributory company contribution made to eligible employees active at the end of the plan year with 1,000 or more hours of paid service. The Supplemental Plan ARA allocation was calculated using the same formula that the Board determines for the Aon Savings Plan ARA. Ongoing balances which resulted from the Supplemental Plan ARA allocation will continue to track the same investment options as selected by the participant under the Aon Savings Plan. This includes the Aon Class A Ordinary Shares option, and, like the Aon Savings Plan provision, has no transfer restrictions.

Effective for plan years beginning January 1, 2009, a new Supplemental Plan provision went into effect whereby employees were credited with an additional matching allocation they would have received under the new Aon Savings Plan match provision—100% of the first 6% of compensation—had compensation up to $500,000 been considered. Participants must also contribute the limit prescribed by the IRS ($19,000 for 2019) and be active on the last day of the year in order to receive the allocation. As of March 31, 2019, the number of shares that could be issued under the plan was 278,345.

Aon Supplemental Employee Stock Ownership Plan

The Aon Supplemental Employee Stock Ownership Plan was a plan established in 1989 as a nonqualified supplemental retirement plan that provided benefits to participants in the Aon Employee Stock Ownership Plan whose employer contributions were limited because of IRS-imposed restrictions. As of 1998, no additional amounts have been credited to participant accounts, although account balances are maintained for participants, and credited with dividends, until distribution is required under the plan. Distributions are made solely in Class A Ordinary Shares. No specific authorization of Class A Ordinary Shares for the plan has been made. As of March 31, 2019, the number of shares that could be issued under the plan was 139,740.

(6)	The weighted-average exercise price of such shares is uncertain and is not included in this column.

(7)

None of these equity compensation plans contain a limit on the number of shares that may be issued under such plans; however, these plans are subject to the limitations set forth in the descriptions of these plans contained in Note 5 above.

Additionally, the New York Stock Exchange (the “NYSE”) has informed the Company that it has determined that Proposal 10 is a “routine” matter. Accordingly, the question titled “What proposals are considered ‘routine’ or ‘non-routine’?” on page 92 of the Proxy Statement under the heading “Questions and Answers About the 2019 Annual General Meeting and Voting” is hereby revised in its entirety to read as follows:

“What proposals are considered “routine” or “non-routine”?

Proposals 4, 5, 6, 7, 9, 10, 11, 12, 13, and 14 (the receipt of Aon’s Annual Report, ratification of the appointment of Ernst & Young US as Aon’s independent registered public accounting firm for 2019, appointment of Ernst & Young UK as Aon’s statutory auditor, authorizing the Board to determine Ernst & Young UK’s remuneration, the approval of the Capital Reduction, the adoption of the New Articles, the approval of the form of share repurchase contracts and repurchase counterparties, the authorization of our directors to allot equity securities, the authorization of our directors to allot equity securities free from pre-emption rights, and the authorization of the Company to make political donations and expenditures) are each considered a routine matter under the rules of the NYSE. A broker, bank, or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposals 4, 5, 6, 7, 9, 10, 11, 12, 13, and 14.

Proposals 1, 2, 3, and 8 (the re-election of directors by way of separate ordinary resolutions, the advisory vote on executive compensation, the advisory vote on the directors’ remuneration report, and the approval of the amended and restated Shareholder-Approved Plan) are matters considered non-routine under the rules of the NYSE. A broker, bank, or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker non-votes with respect to Proposals 1, 2, 3, and 8.”

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.